Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders



Nuveen Ohio Dividend Advantage Municipal Fund 3
333-77030
811-10637


The annual meeting of shareholders was held on November 30, 2009. The meeting was subsequently adjourned to January 12, 2010. At this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental
Investment Policies and the approval of new
Fundamental Investment Policies.

Voting results are as follows:

<c>To approve the elimination of the
fundamental policies relating to
investments in municipal securities and
below investment grade securities.
<c> Common and MuniPreferred shares voting
together as a class
 <c> MuniPreferred shares voting
together as a class
   For
            1,076,486
                      408
   Against
               118,430
                        19
   Abstain
                 50,359
                         -
   Broker Non-Votes
               357,887
                         -
      Total
            1,603,162
                      427



To approve the new fundamental policy
relating to investments in municipal
securities.


   For
            1,082,830
                      408
   Against
               105,152
                        19
   Abstain
                 57,293
                         -
   Broker Non-Votes
               357,887
                         -
      Total
            1,603,162
                      427


